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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT - JANUARY 30, 2002
                        (Date of Earliest Event Reported)



                                 SIX FLAGS, INC.

             (Exact name of registrant as specified in its charter)


                           Commission File No. 0-9789



                Delaware                                   13-3995059
----------------------------------------    ------------------------------------
        (State of Incorporation)            (I.R.S. Employer Identification No.)

       11501 Northeast Expressway
         Oklahoma City, Oklahoma                             73131
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(Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (405) 475-2500



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

                  The information set forth in the press releases issued by Six Flags, Inc. on January 30, 2002 and January 31, 2002, attached hereto as Exhibit
99.1 and Exhibit 99.2, respectively, is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  99.1     Press Release of Six Flags, Inc., dated January 30,
                           2002.

                  99.2     Press Release of Six Flags, Inc., dated January 31,
                           2002.


ITEM 9.  REGULATION FD DISCLOSURE.

                  In connection with the proposed private offering of senior notes by Six Flags, Inc. referred to in its press release attached hereto as
Exhibit 99.2, Six Flags, Inc. has disclosed the following updated risk factor information:


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                                  RISK FACTORS


                     RISK FACTORS RELATING TO OUR BUSINESS

    MANAGEMENT OF GROWTH--WE MAY NOT BE ABLE TO MANAGE OUR RAPID GROWTH OR INTEGRATE ACQUISITIONS.

    We have experienced significant growth through acquisitions and will continue to consider acquisition opportunities that arise. These acquisitions could place a future strain on our operations and cash flow. Our ability to manage future acquisitions will depend on our ability to successfully evaluate new markets and investments, monitor operations, control costs, maintain effective quality controls, expand our internal management and technical and accounting systems and integrate acquired businesses into our company.

    To fund future acquisitions, we may need to borrow more money or assume the debts of acquired companies. To incur any additional debt, we must comply with the restrictions contained in any indebtedness we may have at that time. If these restrictions are not met and we do not receive necessary consents or waivers of these restrictions, we may be unable to make future acquisitions.

    If we do purchase additional businesses, it may negatively affect our earnings, at least in the short term. Further, we cannot guarantee that any future acquisition will generate the earnings or cash flow we expect. In connection with any future acquisitions, unexpected liabilities might arise and the planned benefits may not be realized.

    RISK OF ACCIDENTS--THERE IS THE RISK OF ACCIDENTS OCCURRING AT OUR PARKS WHICH MAY REDUCE ATTENDANCE AND EARNINGS.

    Almost all of our parks feature "thrill rides." While we carefully maintain the safety of our rides, there are inherent risks involved with these attractions. An accident or an injury at any of our parks or at parks operated by our competitors may reduce attendance at our parks, causing a decrease in revenues.

    We maintain insurance of the type and in amounts that we believe is commercially reasonable and that are available to businesses in our industry. We maintain multi-layered general liability policies that provide for excess liability coverage of up to $100.0 million per occurrence. For incidents arising after November 15, 2001, our self-insured retention is $1.0 million per occurence for our domestic parks and a nominal amount per occurrence for our international parks. For most prior incidents we have no self-insured retention.

    FACTORS IMPACTING ATTENDANCE--LOCAL CONDITIONS, EVENTS, NATURAL DISASTERS, DISTURBANCES AND TERRORIST ACTIVITIES CAN ADVERSELY IMPACT PARK ATTENDANCE.

    Lower attendance may be caused by various local conditions, events or natural disasters. In addition, since some of our parks are near major urban areas and appeal to teenagers and young adults, there may be disturbances at one or more parks which negatively affect our image. This may result in a decrease in attendance at the affected parks. We work with local police authorities on security-related precautions to prevent these types of occurrences. We can make no assurance, however, that these precautions will be able to prevent any disturbances. We believe that our ownership of many parks in different geographic locations reduces the effects of these types of occurrences on our consolidated results.

    Our business and financial results were adversely impacted by the terrorist activities occurring in the United States on September 11, 2001. These activities resulted in a significant decrease in

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attendance at our parks during the four weekends immediately following
September 11. We estimate that these activities resulted in a reduction of approximately $25 million to $30 million in our 2001 revenue. We cannot predict what the long-term effect of these terrorist activities or any further terrorist activities that may occur in the future may have on our business and results of operations.

    ADVERSE WEATHER CONDITIONS--BAD WEATHER CAN ADVERSELY IMPACT ATTENDANCE AT OUR PARKS; OUR OPERATIONS ARE SEASONAL.

    Because most of the attractions at our theme parks are outdoors, attendance at our parks is adversely affected by bad weather. The effects of bad weather on attendance are more pronounced at our water parks. Bad weather and forecasts of bad or mixed weather conditions can reduce the number of people who come to our parks, which negatively affects our revenues. Although we believe that our ownership of many parks in different geographic locations reduces the effect that adverse weather can have on our consolidated results, we believe our 2000 operating season results were adversely affected by abnormally cold and wet weather (particularly in June and July) at a large number of our U.S. parks and our 2001 operating results in Europe were adversely affected by inclement weather.

    Our operations are seasonal. More than 90% of our annual park attendance occurs during the spring, summer and early autumn months. By comparison, most of our expenses for maintenance and costs of adding new attractions are incurred when the parks are closed in the mid to late autumn and winter months. For this reason, a sequential quarter to quarter comparison is not a good indication of our performance or of how we will perform in the future.

    COMPETITION--THE THEME PARK INDUSTRY COMPETES WITH NUMEROUS ENTERTAINMENT ALTERNATIVES.

    Our parks compete with other theme, water and amusement parks and with other types of recreational facilities and forms of entertainment, including movies, sports attractions and vacation travel. Our business is also subject to factors that affect the recreation and leisure industries generally, such as general economic conditions and changes in consumer spending habits. The principal competitive factors of a park include location, price, the uniqueness and perceived quality of the rides and attractions, the atmosphere and cleanliness of the park and the quality of its food and entertainment.

    KEY PERSONNEL--THE LOSS OF KEY PERSONNEL COULD HURT OUR OPERATIONS.

    Our success depends upon the continuing contributions of our executive officers and other key operating personnel, including Kieran E. Burke, our Chairman and Chief Executive Officer, and Gary Story, our President and Chief Operating Officer. The complete or partial loss of their services or the services of other key personnel could adversely affect our business. Although we have entered into employment agreements with Mr. Burke and Mr. Story (which end on December 31, 2003), we cannot be certain that we will be able to retain their services during that or any subsequent period.

    INTERNATIONAL OPERATIONS--OUR INTERNATIONAL OPERATIONS HAVE ADDITIONAL
RISKS.

    We operate seven parks in Europe, one park in Mexico and one in Canada. We are also managing the development and construction of a new theme park in Spain which is expected to open in April 2002. We also may acquire additional parks in international locations. There are risks to which we are subject that are inherent in operating abroad. Some examples of these risks can include:

    - problems in staffing and managing foreign operations;

    - fluctuations in currency exchange rates;

    - impacts on attendance as a result of local economic conditions;

    - political risks;

    - unexpected changes in regulatory requirements; and

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    - potentially detrimental tax consequences in many locations with different tax laws.

    PURPORTED CLASS ACTION LITIGATION--WE ARE A DEFENDANT IN A PURPORTED CLASS ACTION LITIGATION RELATING TO SECURITY AND OTHER PRACTICES AT ONE OF OUR PARKS.

    We are a defendant in a purported class action litigation pending in California Superior Court for Los Angeles County. The master complaint, AMENDAREZ V. SIX FLAGS THEME PARKS, INC., was filed on November 27, 2001, combining five previously filed complaints. The plaintiffs allege that security and other practices at our park in Valencia, California, disciminate against visitors on the basis of race, color, ethnicity, national origin and/or physical appearance, and assert claims under California statutes and common law. They seek compensatory and punitive damages in unspecified amounts, and injunctive and other relief. The named plaintiffs purport to represent seven "subclasses" of visitors to the Valencia park. We have objected to the class allegations, arguing that the lawsuit cannot appropriately be maintained as a class action, and intend to vigorously defend this case. The case is in an early stage and consequently we cannot predict the outcome, however, we do not believe it will have a material adverse effect on our business or results of operations.

    SUBSTANTIAL LEVERAGE--OUR HIGH LEVEL OF INDEBTEDNESS AND OTHER MONETARY OBLIGATIONS REQUIRE THAT A SIGNIFICANT PART OF OUR CASH FLOW BE USED TO PAY INTEREST AND FUND THESE OTHER OBLIGATIONS.

    We have a high level of debt. As of September 30, 2001, together with our subsidiaries we had a combined total of approximately $2,226.3 million of indebtedness. After giving effect to this offering and the use of proceeds therefrom, our indebtedness, as of September 30, 2001, would have been approximately $2,256.3 million. In addition, as of January 31, 2002, our subsidiaries had borrowed an additional $50.0 million under the working capital revolving credit facilities of the Credit Agreement. The total cash interest on our debt in the twelve months ended December 31, 2001 was approximately
$179.1 million ($13.0 million of which we paid with funds already deposited in escrow). In addition, the annual dividend requirements on the PIERS totals approximately $20.8 million, which we can, at our option, pay either in cash or shares of our common stock and we are required to redeem all outstanding PIERS on August 15, 2009 (to the extent not previously converted into shares of our common stock) for cash at 100% of the liquidation preference, plus accrued and unpaid dividends.

    At September 30, 2001, we had approximately $123.5 million of unrestricted cash and cash equivalents and $75.4 million of restricted cash (as discussed below). As of September 30, 2001 and January 31, 2002, we had $600.0 million and $542.5 million, respectively, available under the Credit Agreement.

    In addition to making interest payments on debt and dividend payments on our preferred stock, we must satisfy the following obligations with respect to Six Flags Over Georgia and Six Flags Over Texas, which we refer to as the partnership parks:

    - We must make annual distributions to our partners in the partnership parks, which amounted to approximately $50.2 million in 2001 (of which we received $15.9 million in 2001 as a result of our ownership interest in the parks) with similar amounts (adjusted for changes in cost of living) payable in future years.

    - We must spend a minimum of approximately 6% of each park's annual revenues over specified periods for capital expenditures.

    - Each year we must offer to purchase a specified maximum number of partnership units from our partners in the partnership parks, which in 2001 resulted in an aggregate payment by us of approximately
      $1.1 million. The maximum amount that we could be required to purchase in 2002 would be approximately $128.9 million.

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We expect to use cash flow from the operations at these parks to satisfy our annual distribution and capital expenditure obligations with respect to the partnership parks before we use any of our other funds. In addition, at September 30, 2001 we had deposited in escrow until April 2003 approximately $75.4 million which can be used to satisfy these obligations. The obligations relating to Six Flags Over Georgia continue until 2027 and those relating to Six Flags Over Texas continue until 2028.

    Our high level of debt and other obligations could have important negative consequences to us and investors in our securities. These include:

    - We may not be able to satisfy all of our obligations, including those relating to the notes.

    - We could have difficulties obtaining necessary financing in the future for working capital, capital expenditures, debt service requirements, refinancings or other purposes.

    - We will have to use a significant part of our cash flow to make payments on our debt, to pay the dividends on preferred stock (if we choose to pay them in cash), and to satisfy the other obligations set forth above, which may reduce the capital available for operations and expansion.

    - Adverse economic or industry conditions may have more of a negative impact on us.

    We cannot be sure that cash generated from our parks will be as high as we expect or that our expenses will not be higher than we expect. We may have to refinance all or some of our debt or secure new financing. We cannot be sure that we will be able to obtain the refinancing or new financing on reasonable terms or at all. We have agreed in the Credit Agreement and the indentures covering our outstanding notes to limit the amount of additional debt we will incur.

    If we breach any of the covenants contained in the indenture that will govern the notes, we would be in default under the indenture. In that case, the principal and accrued interest of the notes would become due and payable. In addition, if we default under the indenture, that default could constitute a cross-default under the instruments governing our other indebtedness. In that case, substantially all of our other indebtedness would also become due and payable. We may not be able to repay all those amounts, and the lenders could initiate legal proceedings against us.

    HOLDING COMPANY STRUCTURE--ACCESS TO CASH FLOW OF SOME OF OUR SUBSIDIARIES IS LIMITED, AND THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO THE DEBT OF OUR SUBSIDIARIES.

    We are a holding company whose primary assets consist of shares of stock or other equity interests in our subsidiaries, and we conduct substantially all of our current operations through our subsidiaries. Almost all of our income is derived from our subsidiaries. The notes will be solely the obligations of our company and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes. Accordingly, we will be dependent on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal and interest on the notes.

    Other than our holdings in the partnership parks, all of our current operations are conducted by subsidiaries of Six Flags Operations, our principal direct wholly owned subsidiary. We may, in the future, transfer other assets to Six Flags Operations or other entities owned by us. The Credit Agreement limits the ability of Six Flags Operations to pay dividends or make other distributions to us. Under the Credit Agreement, cash distributions to us by Six Flags Operations and its subsidiaries generally are limited to an amount equal to the sum of:

    - cash interest payments on the notes issued under the Six Flags indentures, including these notes;

    - payments we are required to make under our agreements with our partners at the partnership parks; and

    - cash dividends on the PIERS.

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In addition, Six Flags Operations and its subsidiaries may not make cash distributions to us unless they are in compliance with the financial and other covenants set forth in the Credit Agreement and they are not otherwise in default thereunder.

    The total cash interest on our debt in the twelve months ended December 31, 2001 was approximately $179.1 million, $13.0 million of which we paid with funds already deposited in escrow. In addition, the annual dividend requirements on the PIERS total approximately $20.8 million, which we can pay in cash or shares of our common stock.

    Claims of holders of our debt securities, including the notes, will be effectively subordinated to indebtedness and other obligations of our subsidiaries, which was approximately $1,342.1 million at September 30, 2001 (after giving effect to the use of proceeds of this offering), as follows:

    - indebtedness under the Credit Agreement, which is guaranteed by us and secured by our assets (other than our interests in the partnership parks) and guaranteed by our domestic subsidiaries and secured by their assets;

    - the notes issued by Six Flags Operations, which will be redeemed from a portion of the proceeds of this offering; and

    - other obligations of our subsidiaries.

    The notes are not guaranteed by our subsidiaries. Creditors of a subsidiary are entitled to be paid amounts due them before assets of the subsidiary become available for creditors of its parent. Therefore, even liabilities which are not senior indebtedness of our subsidiaries will, in effect, be prior in right of payment to the notes with regard to the assets of those subsidiaries. This can substantially reduce the portion of our consolidated assets which are available for payment of the notes. Consequently, in the event of any insolvency, liquidation, reorganization, dissolution or other winding up of our subsidiaries, the ability of our creditors, including holders of these notes, to be repaid will be subject to the prior claims of those entities' creditors, including trade creditors.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SIX FLAGS, INC.


                                         By: /s/ James F. Dannhauser
                                             ------------------------------
                                             Name:  James F. Dannhauser
                                             Title: Chief Financial Officer

Date:  January 31, 2002



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                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

99.1                  Press Release, dated January 30, 2002.

99.2                  Press Release, dated January 31, 2002.